                                                                   EXHIBIT 10.18

TRIO-TECH

25 November 1999

Marketing & Sales Department                 [STAMP]      BY HAND
                                                          -------
Jurong Town Corporation
Jurong Town Hall
301 Town Hall Road
Singapore 609431


Dear Ms Lai Get Luan

ACCEPTANCE OF OFFER OF TENANCY FOR THE PREMISES AT BLK 1008 TOA PAYOH NORTH #03-09 TO #03-18 TOA PAYOH INDUSTRIAL ESTATE SINGAPORE 318996


1. We refer to your letter of dated 13 October 1999 and a letter of amendment dated 19 November 1999 for the Tenancy and hereby confirm our acceptance of all the covenants, terms and conditions stipulated therein.

2. We enclose herewith a cheque for the amount of $13,403.90 and the Banker's guarantee as security deposit as confirmation of our acceptance.

3. In addition, we also enclose herewith a duly completed GIRO authorization form as requested by you for your information and record.


                                 By: /s/ Yong Siew Wai
--------------------------------------------------------------------------------
Name of authorized signatory  :  Mr.Yong Siew Wai
Designation President         :  Chief Executive Officer
For and on behalf of

TRIO-TECH INTERNATIONAL PTE LTD

In the presence of:


                                 By: /s/ Betty Ang
--------------------------------------------------------------------------------
Name of witness               :  Ms. Betty Ang
NRIC No.                      :  S6945849A

JTC(L)3601/2506/LGL/SN

                                                      DID: 5688574
                                                      FAX: 5688593
                                                      Email: getluan@jtc.gov.sgw
19 November, 1999

                                                      J T C
Trio-Tech International Pte Ltd
5 Kian Teck Rd
Singapore 628765

                                                   BY FAX @ 264 2235 & BY LUM
                                                   --------------------------
(Attn: Mrs Lee Siew Kuan/Ms Betty Ang)

Dear Sirs

AMENDMENT TO LETTER OF OFFER OF TENANCY IN RESPECT OF THE PREMISES AT BLK 1008 TOA PAYOH NORTH #03-09 TO #03-18 TOA PAYOH INDUSTRIAL ESTATE

1 We refer to your letter dated 15 November 1999 and our letter of offer dated 13 October 1999.

2 We are agreeable to your request to defer the commencement date of the said tenancy from 01 January 1999 to 16 January 2000. Hence, our letter of offer dated 13 October 1999 shall be amended as follows:-

     Sub-Paragraph 1.02:
     -------------------
     Term of Tenancy:
     ----------------

     3 years ("the Term") with effect from 16 January 2000 ("the Commencement Date").

     Sub-Paragraph 1.05:
     -------------------
     Rent and Service Charge:
     ------------------------
     Standard Rent:
     --------------

     (a) Discounted rate of $12.03 per square metres for so long as the Tenant shall occupy by way of tenancy an aggregate floor area of not less than 1,000 square metres in the Building or in the various flatted factories belonging to the Landlord, and

                                                         Jurong Town Corporation

     (b) Normal rate of $12.40 per square metres with effect from the date the said aggregate floor area occupied is reduced to below 1,000 square metres (i.e. when the discount shall be totally withdrawn),

          ("Rent") to be paid without demand and in advance without deduction on the 1st day of each month of the year (i.e. 1st of January, February, March, etc.). The next payment shall be made on 01 February 2000.

          Service charge:

          $2.10 per square metre per month, ("Service Charge") as charges for services rendered by us, payable without demand on the same date and in the same manner as the Rent, subject to our revision from time to time.

     Sub-Paragraph 1.06:
     -------------------
     Security Deposit/Banker's Guarantee:
     ------------------------------------

     You will at the time of acceptance of the Offer be required to place with us a deposit of $37,667.75 equivalent to 3 months' Rent (at the discounted rate) and Service Charge ("Security Deposit") as security against any breach of the covenants, terms and conditions in the Tenancy.

     The Security Deposit may be in the form of cash and/or acceptable Banker's Guarantee in the form attached (effective from 16 November 1999 to 15 July
     2003) and/or such other form of security as we may in our absolute discretion permit or accept.

     The Security Deposit must be maintained at the same sum throughout the Term and shall be repayable to you without interest or returned to you for cancellation, after the termination of the Term (by expiry or otherwise) or expiry of the Banker's Guarantee, as the case may be, subject to appropriate deductions or payment to us for damages or other sums due under the Tenancy.

     If the Rent at the discounted rate is increased to the normal rate or Service Charge is increased or any deductions are made from the Security Deposit, you are to immediately pay the amount of such increase or make good the deductions so that the Security Deposit shall at all times be equal to 3 months' Rent and Service Charge.

     Paragraph 2:
     ------------
     Mode of Acceptance
     ------------------

     The Offer shall lapse if we do not receive the following by 22 November 1999:-

     . Duly signed letter of acceptance (in duplicate) of all the covenants, terms and conditions in the Tenancy in the form enclosed at the Appendix.
          (Please date as required in the Appendix)
     .    Payment of the sum set out in clause 4.
     .    Duly completed GIRO authorization form.

                                                         Jurong Town Corporation

3 The Statement of Account in paragraph 4 of our offer is adjusted accordingly as follows:-

--------------------------------------------------------------------------------------------------
                                                     AMOUNT                              +3% GST
--------------------------------------------------------------------------------------------------
Rent:
-----
Rent at $12.03 psm per month on 888.60
sqm for period 16 January 2000 to
15 February 2000                                     $10,689.86

Less:
6.6% Property tax rebate on rental value
(01/07/1998 to 30/06/2000)                           $   705.53
                                                     ----------
                                                     $ 9,984.33
--------------------------------------------------------------------------------------------------
Service Charge:
---------------
Service Charge at $2.10 psm per month
on 888.60 sqm for period
16 January 2000 to I5 February 2000                  $ 1,866.06        $11,850.39          $355.51
                                                     ----------
--------------------------------------------------------------------------------------------------
Deposit equivalent to three months' rent
and service charge (or Banker's Guarantee
provided in accordance with sub-paragraph
1.06 above)                                                            $37,667.75
--------------------------------------------------------------------------------------------------
Stamp fee payable on Letter of Acceptant
which will be stamped by JTC on your
behalf                                                                 $ 1,198.00
--------------------------------------------------------------------------------------------------
Sub-Total Payable                                                      $50,716.14          $355.51
--------------------------------------------------------------------------------------------------
Add: 3 % GST                                                           $   355.51
                                                                       ----------
--------------------------------------------------------------------------------------------------
Total Amount Payable                                                   $51,071.65
                                                                       ----------
--------------------------------------------------------------------------------------------------

                                                         Jurong Town Corporation

4 All other terms and conditions stipulated in our letter of offer dated 13 October 1999 remain unchanged.

5 Please let us have your letter of acceptance of the terms and conditions stipulated in our letter of offer dated 13 October 1999 and the above amendments together with your remittance amounting to $51,071.65. (Alternatively, you may wish to produce a cheque of $13,403.90 together with a Banker's Guarantee in lieu of the cash deposit of $37,667.75) by 22 November 1999.

6 We enclose herewith a draft of the letter of acceptance and the Banker's Guarantee format for your use/reference.



Yours faithfully



By: /s/ Lai Get Luan

LAI GET LUAN (Ms)
MARKETING & SALES DEPARTMENT
INDUSTRIAL PARKS DEVELOPMENT GROUP
JURONG TOWN CORPORATION

Attd: Draft of letter of acceptance
      Banker's Guarantee format

JTC(L)3601/2506/LGL1SN                                 DID: 5688574
                                                       FAX: 5688593
                                                       Email: getluan@jtc.gov.sg

13 October 1999

Trio-Tech International Pte Ltd
5 Kian Teck Rd                                         BY FAX @ 264 2235
                                                       -----------------
Singapore 628765                                       & BY LUM
                                                       --------

(Attn: Mrs Lee Siew Kuan/Ms Betty Ang)

Dear Sirs,

OFFER OF TENANCY FOR FLATTED FACTORY SPACE

1. We are pleased to offer a tenancy of the Premises subject to the following covenants. terms and conditions in this letter and in the annexed Memorandum of Tenancy ("the Offer"):

     1.01 Location:

          Pte Lot A19597, Blk 1008 (the Building"), Toa Payoh North 403-09 to #03-18 Toa Payoh Industrial Estate Singapore 318996 ("the Premises') as delineated and edged ill red on the plan attached to the Offer.

     1.02 Term of Tenancy:

          3 years ("the Term") with effect from 01 January 2000 (the Commencement Date").

     1.03 Tenancy Agreement:

          Upon due acceptance of the Offer in accordance with clause 2 of this letter, you shall have entered into a tenancy agreement with US ("the Tenancy") and will be bound by the covenants, terms and conditions thereof.

          In the event of any inconsistency or conflict between any covenant, term or condition of this letter and the Memorandum of Tenancy, the relevant covenant, term or condition in this letter shall prevail.

     1.04 Area:

          Approximately 888.60 square metres (subject to survey).

                                                                               2
                                                         Jurong Town Corporation

     1.05 Rent and Service Charge:

          (a) Discounted rate of $12.03 per square metres for so long as the Tenant shall occupy by way of tenancy an aggregate floor am of not less than 1,000 square metres in the Building or in the various flatted factories belonging to the Landlord, and

          (b) Normal rate of $12.40 per square metres with effect from the date the said aggregate floor area occupied is reduced to below 1,000 square metres (ie. when the discount shall be totally withdrawn),

               ("Rent") to be paid without demand and in advance without deduction on the 1st day of each month of the year (i.e. 1st of January, February, Much, etc.). The next payment shall be made on 01 February 1999.

          Service charge:

          $2.10 per square metre per month, ("Service Charge") as charges for services rendered by us, payable without demand on the same date and in the same manner as the Rent, subject to our revision from time to time.

     1.06 Security Deposit/Banker's Guarantee:

          You will at the time of acceptance of the Offer be required to place with us a deposit of $37,667.75 equivalent to 3 months' Rent (at the. discounted rate) and Service Charge ("Security Deposit") as security against any breach of the covenants, terms and conditions in the Tenancy.

          The Security Deposit may be in the form of cash and/or acceptable Banker's Guarantee in the form attached (effective from 01 November 1999 to 30 June 2003) and/or such other form of security as we may in our absolute discretion permit or accept.

          The Security Deposit must be maintained at the same sum throughout the Term and shall be repayable to you without interest or returned to you for cancellation, after the termination of the Term (by expiry or otherwise) or expiry of the Banker's Guarantee, as the case may be, subject to appropriate deductions or payment to us for damages or other sums due under the Tenancy.

          If the Rent at the discounted rate is increased to the normal rate or Service Charge is increased or any deductions are made from the Security Deposit, you are to immediately pay the amount of such increase or make good the deductions so that the Security Deposit shall at all times be equal to 3 months' Rent and Service Charge.

                                                                               3
                                                         Jurong Town Corporation

     1.07 Mode of Payment:

          Except for the payment to be made with your letter of acceptance pursuant to clause 2 of this letter, during the Term, you shall pay Rent, Service Charge and GST by Interbank GIRO or any other mode to be determined by us.

          Accordingly, you we to provide us with the duly completed GIRO authorization form enclosed herewith.

          However, pending firialisation for the CIRO arrangement, you shall pay Rent, Service Charge and GST as they fall due by cheque.

     1.08 Permitted Use:

          (a) Subject to clause 1.12 of this letter, you shall commence full operations within four (4) months of the Commencement Date for the purpose of IC testing, services and packing for semi-conductor industry only and for no other purpose whatsoever (the Authorised Use").

          (b) Thereafter, you shall maintain full and continuous operations and use and occupy the whole of the Premises for the Authorised Use.

          (c) Subject to clauses (a) and (b) above, you shall use and occupy at least sixty percent (60%) of the gross floor area of the Premises for industrial activities and ancillary stores, and use and occupy the remaining gross floor area, if any, for off-ices, neutral areas, communal facilities and such other uses as may be approved in writing by us and the relevant governmental and statutory authorities PROVIDED THAT you shall not use and occupy the Premises for the purpose of commercial office and storage unrelated to the Authorised Use,

     1.09 Approvals

          The Tenancy is subject to approvals being obtained from the relevant government and statutory authorities.

     1.10 Possession of Premises:

          (a) Keys to the Promises will be given to you two (2) months prior to the Commencement Date subject to due acceptance of the offer ("Possession Date").

          (b) From the Possession Date until the Commencement Date, you shall be deemed a licensee upon the same terms and conditions in the Tenancy.

                                                                               4
                                                         Jurong Town Corporation

          (c) If you proceed with the Tenancy after the Commencement Date, the licence fee payable from the, Possession Date to the Commencement Date shall be waived ("Rent-Free Period"). Should you fail to so proceed, you shall:

               (i)   remove everything installed by you;
               (ii) reinstate the Premises to its original state and condition; and
               (iii) pay us a sum equal to the prevailing market rent payable for the period from the Possession Date up to the date the installations are removed and reinstatement completed to our satisfaction,

               without prejudice to any other rights and remedies we may have against you under the Tenancy or at law.

     1.11 Preparation and Submission of Plans:
          (a) No alteration, addition, improvement, erection, installation or interference to or in the Premises or the fixtures and fittings therein is permitted without Building Control Unit [BCU(JTC)] prior written consent. Your attention is drawn to clauses 2. 10 to 2.19 and 2.34 of the Memorandum of Tenancy.

          (b) You will be required to prepare and submit floor layout plans of your factory and plans of the air-conditioning works in accordance with the terms of the tenancy and the 'Guide' attached. It is important that you should proceed with the preparation and submission of the plans in accordance with the procedures set out in the said 'Guide'.

          (c) Should there be alteration of existing automatic fire alarm and sprinkler system installation, alteration plans shall be submitted to Building Control Unit [BCU(JTC)] for approval on fire safety aspects. All air-conditioning, fire alarm & sprinkler system plans must be signed by a relevant Professional Engineer, registered with the Professional Engineers Board of Singapore.

          (d) Upon due acceptance of the Offer, a copy of the floor and elevation plans (transparencies) will be issued to you to assist in the preparation of the plans required herein,

          (e) No work shall commence until the plans have been approved by Building Control Unit [BCU(JTC)].

     1.12 Final inspection:
          You shall ensure that final inspection by us of all installations is carried out and our approval of the same is obtained before any operations in the Premises may be commenced.

                                                                               5
                                                         Jurong Town Corporation

     1.13 Special Conditions:

          1 You shall comply and ensure compliance with the following restrictions:

               (a) maximum loading capacity of the goods lifts in the Building; and

               (b) maximum floor loading capacity of 15.00 kiloNewtons per square metre of the Premises on the 3rd storey of the Building PROVIDED THAT any such permitted load shall be evenly distributed.

               We shall not be liable for any loss or damage that you may suffer from any subsidence or cracking of the ground floor slabs and aprons of the Building.

          2    Option for renewal of tenancy
               -----------------------------

               (a) You may within 3 months before the expiry of the Term make a written request to us for a further term of tenancy.

               (b) We may grant you a further term of tenancy of the Premises upon mutual terms to be agreed between you and us subject to the following:

                    (i) there shall be no breach of your obligations at the time you make your request for a further term;

                    (ii) our determination of revised rent, having regard to the market rent of the Premises at the time of granting the further term, shall be final;

                    (iii) we shall have absolute discretion to determine such
                          covenants, terms and conditions, but excluding a covenant for renewal of tenancy, and

                    (iv) there shall not be any breach of your obligations at the expiry of the Term.

     2.   Mode of Acceptance:

          The Offer shall lapse if we do not receive the following by 27 October 1999:-

          . Duly signed letter of acceptance (in duplicate) of all the covenants, terms and conditions in the Tenancy in the form enclosed at the Appendix. (Please date as required in the Appendix)

          .    Payment of the sum set out in clause 4.

          .    Duly completed GIRO authorization form.

                                                                               6
                                                         Jurong Town Corporation

3. Please note that payments made prior to your giving us the other items listed above may be cleared by and credited by us upon receipt- However, if the said other items are not forthcoming from you within the time stipulated herein, the Offer shall lapse and there shall be no contract between you and us arising hereunder. Any payments rcmived shall then be refunded to you without interest and you shall have no claim of whatsoever nature against us.

4.   The total amount payable is as follows:


----------------------------------------------------------------------------------------------------------------------------------
                                                                       AMOUNT                                      +3 % GST
----------------------------------------------------------------------------------------------------------------------------------
Rent:
----
Rent at $12.03 psm per month on 888.60
sqm for period 01 January 2000 to 31 January 2000                   $10,689.86
Less:
6.6% Property tax rebate on rental value
(01/07/1998 to 30/06/2000)                                          $   705.53
                                                                    ----------
                                                                    $ 9,984.33
----------------------------------------------------------------------------------------------------------------------------------
Service Charge:
--------------
Service Charge at $2.10 psm per month on 888.60 sqrn
for period 01 January 2000 to 31 January 2000                       $ 1,866.06              $11,850.39             $355.51
                                                                    ----------
----------------------------------------------------------------------------------------------------------------------------------
Deposit equivalent to three months' rcat
and service charge (or Banker's Guarantee
provided in accordance with sub- paragraph 1.06 above)                                      $37,667.75
----------------------------------------------------------------------------------------------------------------------------------
Stamp fee payable on Letter of Acceptane which will be
stamped by JTC on your behalf                                                               $ 1,198.00
----------------------------------------------------------------------------------------------------------------------------------
Sub-Total Payable                                                                           $50,716.14             $355.51
----------------------------------------------------------------------------------------------------------------------------------
Add: 3 % GST                                                                                $   355.51
                                                                                            ----------
----------------------------------------------------------------------------------------------------------------------------------
Total Amount Payable                                                                        $51,071.65
                                                                                            ==========
----------------------------------------------------------------------------------------------------------------------------------

5.   Rent-Free Period:

     As the Commencement Date will not be deferred, we advise you to accept the Offer as soon as possible and to collect the keys to the Premises on the scheduled date in order to maximize the Rent-free Period referred to in clause 1.10(c) of this letter.

6.   Variation to the Tenancy

     This letter and the Memorandtun of Tenancy constitute the full terms and conditions goveming the Offer and no terms or representation or otherwise, whether express or implied, shall form part of the Offer other thmi what is contained herein. Any variation, modification, amondment, deletion, addition or otherwise of the covenants, terms and conditions of the Offer shall not be enforceable unless agreed by both parties and reduced in writing by us.

7.   Car-Parldmg Scheme:

     (a) The car park for Blk 1008 is currently managed by a Tenants' Committee and you will:

         (i) have to contribute towards all the operational and management costs, if any, incurred in connection with the car parks;

         (ii) observe and be bound by all the rules and regulations governing the uso and operation of the car park. A copy of the Tenant Committee's current rules and regulations is obtainable from the
                                                        ------------------

              Tenants' Committee. You are required to contact:

                      Ms Susan Ng
                      Wilson Parking (S) Pte Ltd
                      32 Sultan Centre
                      Singapore 198480
                      Tel No: 2966600

                      a member of the Committee on your use of the car park,

     (b) The Corporation shall not be liable -for any loss, damage, injury, liabilities, claim or action you may sustain or suft in the use of the car park and the tenants shall fully indemnify the Corporation against any loss, claims, penalties, demands, damage arising from the private management and operations of the car park by the tenants.

                                                         Jurong Town Corporation

8.   Application for Approvals, Utilities etc.

          Upon your acceptance of the covenants, terms and conditions of the Offer, you are advised to proceed expeditiously as follows:

     8.01 Preliminary Clearance:

          Comply with the requirements of the Chief Engineer (Central Building Plan Unit), Pollution Control Department and/or other departments pursuant to your application/s for preliminary clearance. (Please note that we have referred your application to the relevant departmout/s)

     8.02 Discharge of Trade Effluence:

          Complete the attached Application for Permission to Discharge Trade Effluent into into Public Sewer and return the application form direct to the Head, Pollution Control Depaitment, Ministry of Environment Environment Building, 40 Scotts Road. Singapore 228231 (Telephone No. 7327733).

     8.03 Electricity:

          Engage a registered electrical consultant or competent contractor to submit three sets of electrical single-line diagrams to and in accordance with the requirements of our Property Support Department
          (PSD), Customer Service Group, JTC East Zone Office for endorsement before an application is made to the Power Supply Pte Ltd to open an account for electricity connection. Please contact our Property Support Department (PSO) at Blk 25 Kallang Avenue #05-01 Kallang Basin Industrial Estate Singaporc 339416 direct for their requirements.

     8.04 Water:

          Submit four copies of sketch plans, prepared by a licensed plumber, showing the, section and layout of the plumbing, to our Building Control Unit [BCU(JTC)] for approval prior to the issue of a letter to Water Conservation Department, Public Utilities Board to assist you in your application for a water sub-meter.

     8.05 Telephone:

          Apply direct to Singapore Telecommunications Ltd for all connections.

     8.06 Automatic Fire Alarm System (Incorporating Heat Detector)

          Engage a registered electrical consultant/professional engincer to submit two sets of fire alarm drawings, indicating the existing fixtures if any, the proposed modifications of the fire alarm and the layout of machinery, etc to and in accordance with the requirements of our Building Control Unit [BCU(JTC)]. Please contact our Building Control Unit [BCU(JTC)] at 301 Jurong Town Hall Road (3rd level) Singapore 609431 direct for further requirements.

     8.07 Factory Inspectorate

          Complete and return direct to Chief Inspector of Factories the attached form, "Particulars to be submitted by occupiers or Intending Occupiers of Factories".

Yours faithfully



By:/s/ Lai Get Luan

LAI GET LUAN (Ms)
MARKETING & SALES DEPARTMENT
INDUSTRIAL PARKS DEVELOPNENT GROUP
JURONG TOWN CORPORATION
Attd